UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(888) 672-0365

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2025, Amaze Holdings, Inc. (the “Company”) appointed Joel Krutz, age 52, as its new Chief Financial Officer, effective January 5, 2026.

Mr. Krutz brings more than 20 years of senior financial and operational leadership experience across public companies in media, technology, and digital infrastructure. Most recently, Mr. Krutz served as Chief Financial Officer and Chief Operating Officer of Crown Electrokinetics Corp., an OTC and formerly NASDAQ company (“Crown”), from June 2021 to October 2025. Mr. Krutz also served on the board of directors of Crown from August 2023 to October 2025.

Prior to Crown, Mr. Krutz served as CFO for ViacomCBS Networks International (“VCNI”), the premium content companies international division, from September 2015 to March 2020, where he supported the financial strategy of a multi-billion-dollar global media business. Prior to that role, he held senior finance leadership roles at Viacom International Media Networks, including Senior Vice President, Financial Planning and Analysis and Vice President, Financial Operations and Compliance.

Mr. Krutz received a Bachelor of Management Studies with an Accounting major from Waikato University, New Zealand. He obtained his professional CIMA qualification from the UK’s Association of Chartered Management Accountants, and CTAMU certification from Harvard Business School’s Executive program.

In connection with his appointment as Chief Financial Officer, on December 17, 2025, the Company entered into an employment offer letter with Mr. Krutz (the “Offer Letter”) that provides for an initial base salary of $400,000, one-time bonuses if certain performance metrics are met in 2026, and future eligibility to receive performance bonuses based on the Company’s achievement revenue targets to be determined by the Board or a committee thereof. Additionally, Mr. Krutz has been granted 586,085 restricted stock units (RSUs) under the Company’s Amended and Restated 2021 Equity Incentive Plan. The RSUs will vest over 3 years, with one-third of the RSUs vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments thereafter until the third anniversary of the grant date. Mr. Krutz’s employment is expected to commence on January 5, 2026 and is at-will.

Mr. Krutz will also enter into an indemnification agreement in the form previously approved by the Board and filed with the Securities and Exchange Commission as Exhibit 10.13 to the Company’s Registration Statement on Form S-1, as amended, on November 29, 2021.

There are no arrangements or understandings between Mr. Krutz and any other persons pursuant to which he was appointed as the Company’s Chief Financial Officer. There is no family relationship between Mr. Krutz and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Krutz that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Keith Johnson will transition out of his role as the Company’s interim Chief Financial Officer, effective as of December 31, 2025.

Item 7.01 Regulation FD Disclosure.

On December 18, 2025, the Company issued a press release announcing the appointment of Mr. Krutz as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated December 17, 2025 between Amaze Holdings, Inc. and Joel Krutz.
99.1	Press release dated December 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer